                                                     RULE NO. 424(b)(2)
                                                     REGISTRATION NO. 33-53125
                                                     REGISTRATION NO. 333-52045

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 2, 1998

                                 $500,000,000

                             WAL-MART STORES, INC.
              PUTTABLE RESET SECURITIES PURS SM DUE JUNE 1, 2018

                               ----------------

  Interest on the Puttable Reset Securities PURS SM due June 1, 2018 (the "Bonds") of Wal-Mart Stores, Inc. (the "Company") is payable semiannually on June 1 and December 1 of each year, commencing December 1, 1998. From and including June 8, 1998 to but excluding June 1, 2000, interest on the Bonds will accrue at an annual rate equal to 5.85%. On June 1, 2000 and every second June 1 thereafter until and including June 1, 2016, the interest rate may be reset as a fixed rate determined by the Calculation Agent on the basis of certain bids to be requested from reference dealers, as described in this document. See "Description of Bonds--Interest" and "--Reset of Interest Rate."

  On each Reset Date (as defined herein), Goldman, Sachs & Co. will have the right to purchase all of the outstanding Bonds (in whole and not in part) from the holders, at a price equal to 100% of the principal amount of the Bonds purchased. If Goldman, Sachs & Co. does not exercise its Call Option with respect to any Reset Date, then the Company will repurchase from each holder on the Reset Date all of the holder's Bonds, at a price equal to 100% of the principal amount of the Bonds purchased, unless the holder elects to retain them by notifying the Trustee in the required manner. In all cases, the Company will remain obligated to pay accrued and unpaid interest on the Bonds on the applicable Reset Date. These purchase rights and obligations are subject to the requirements and exceptions described in this document. See "Description of Bonds--Call Option" and "--Put Option."

  The Bonds will be represented by one or more global Bonds registered in the name of a nominee of The Depository Trust Company. Beneficial interests in the global Bonds will be shown on, and transfers will be effected only through, records maintained by DTC and its participants. Except as described in this document, Bonds in definitive form will not be issued. See "Description of Bonds--Global Securities."

                               ----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON  THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT OR
    THE  PROSPECTUS  TO  WHICH  IT  RELATES.  ANY  REPRESENTATION  TO  THE
     CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                         INITIAL PUBLIC       UNDERWRITING         PROCEEDS TO
                        OFFERING PRICE(1)      DISCOUNT(2)        COMPANY(1)(3)
                        -----------------     ------------        -------------
Per Bond..............       99.959%             0.250%             103.727%
Total.................    $499,795,000         $1,250,000         $518,635,000

--------
(1) Plus accrued interest, if any, from June 8, 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $250,000 payable by the Company. The proceeds to the Company include an amount equal to 4.018% of the principal amount of the Bonds, which will be paid by Goldman, Sachs & Co. in consideration of the Call Option they will have with respect to the Bonds.

                               ----------------

  The Bonds are offered by the Underwriters subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Bonds are expected to be ready for delivery in book-entry form only through the facilities of DTC in New York, New York on or about June 8, 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                            LEHMAN BROTHERS
ARTEMIS CAPITAL GROUP, INC.                    THE WILLIAMS CAPITAL GROUP, L.P.



                               ----------------

            The date of this Prospectus Supplement is June 2, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE BONDS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH BONDS, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THIS OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                                USE OF PROCEEDS

  The Company will use the net proceeds from the sale of the Bonds to meet its general working capital requirements.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company at January 31, 1998 and as adjusted to give effect to the issuance of the Bonds. This table should be read in conjunction with, and is qualified by reference to, the Company's consolidated financial statements and notes thereto incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                            JANUARY 31, 1998
                                                           --------------------
                                                           ACTUAL   AS ADJUSTED
                                                           -------  -----------
                                                           DOLLARS IN MILLIONS
Short-Term Debt(1)
  Long-term debt due within one year...................... $ 1,039    $ 1,039
  Obligations under capital lease due within one year.....     102        102
                                                           -------    -------
    Total short-term debt and capital lease obligations...   1,141      1,141
                                                           -------    -------
Long-Term Debt
  Long-term debt..........................................   7,191      7,691
  Long-term capital lease obligations.....................   2,483      2,483
                                                           -------    -------
    Total long-term debt and capital lease obligations       9,674     10,174
                                                           -------    -------
Shareholders' equity
  Common stock and capital in excess of par value.........     809        809
  Retained earnings.......................................  18,167     18,167
  Foreign currency translation adjustment.................    (473)      (473)
                                                           -------    -------
    Total shareholders' equity............................  18,503     18,503
                                                           -------    -------
    Total short-term debt, long-term debt and capital
     lease obligations and shareholders' equity........... $29,318    $29,818
                                                           =======    =======

--------
(1) At January 31, 1998, the Company had committed lines of credit with 77 banks, aggregating $1,873,000,000 and informal lines of credit with various other banks totaling an additional $1,950,000,000 which were used to support the Company's short-term borrowings and commercial paper. Short-term borrowings under these lines of credit bear interest at or below the prime rate.

                             DESCRIPTION OF BONDS

  The Puttable Reset Securities PURS SM due June 1, 2018 constitute a separate series of the Debt Securities described in the accompanying Prospectus. Reference should be made to the Prospectus for a detailed summary of certain additional provisions of the Bonds. The description of the Bonds in this Prospectus Supplement supplements the description of the Debt Securities contained in the Prospectus. If the descriptions contained in these documents are inconsistent, this Prospectus Supplement controls. Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

GENERAL

  The Bonds will mature on June 1, 2018 (the "Final Maturity") but are subject to earlier repurchase by the Company as described in "--Put Option" below. The Bonds are not otherwise subject to redemption and are not entitled to the benefit of any sinking fund. The aggregate principal amount of the Bonds is limited to $500,000,000, but the Indenture does not limit the amount of other Debt Securities that may be issued by the Company. The Bonds will be unsecured, general obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  If any interest, principal or other payment to be made in respect of the Bonds (including any payment pursuant to the Call Option or any Put Option described below) would otherwise be due on a day that is not a Business Day (as defined below), payment may be made on the next succeeding day that is a Business Day, with the same effect as if payment were made on the due date. "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York City are authorized or obligated by law to close. "Market Day," as used below, means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

  The Company has agreed with Goldman, Sachs & Co., as holder of the Call Option (as defined below), that, notwithstanding any provision to the contrary set forth in the Indenture, the Company will not cause or permit the terms or provisions of the Bonds (or the Indenture, as it relates to the Bonds) to be modified in any way, and may not make open market or other purchases of the Bonds except pursuant to the Put Option or in certain limited circumstances, without the prior written consent of Goldman, Sachs & Co.

  The Bonds will be issued in fully registered form in denominations of, and integral multiples of, $1,000. Transfers of the Bonds are registrable and principal is payable at the corporate trust office of The First National Bank of Chicago, the Trustee, at One North State Street, 9th Floor, Chicago, Illinois 60602. The Bonds will initially be issued in global form. See "-- Global Securities."

INTEREST

  Interest will accrue on the principal amount of each Bond at the applicable rate described below, from and including June 8, 1998 (the "Original Issue Date") to but excluding the date on which the principal amount is paid in full. Interest accrued on each Bond will be payable in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, in each case to the holder of record of the Bond on the May 15 or November 15 next preceding the interest payment date (each an "Interest Payment Record Date"). The Interest Payment Record Date will differ from the record date for the exercise of the Call Option and Put Option described below.

  From and including the Original Issue Date to but excluding June 1, 2000, interest will accrue at an annual rate equal to 5.85%.

  On June 1, 2000 and on every second June 1 thereafter until and including June 1, 2016 (each such biennial date, a "Reset Date"), the interest rate on the Bonds will be reset so as to equal a fixed rate determined as described under "--Reset of Interest Rate" below. Notwithstanding the foregoing, the interest rate on a particular Bond will not be reset on any Reset Date if the Company is obligated to repurchase such Bond on such date, and a reset scheduled to occur on a particular Reset Date may not occur because of a Market Disruption Event or a Failed Remarketing. See "--Reset of Interest Rate" below.

CALL OPTION

  Goldman, Sachs & Co. (or any successor firm) may purchase all of the outstanding Bonds (in whole and not in part) from the holders on each Reset Date (such right, the "Call Option") at a price equal to 100% of the principal amount of Bonds purchased (the "Face Value") and subject to Goldman, Sachs & Co. giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). In addition, the Company will remain obligated to pay all accrued and unpaid interest on the Bonds. Interest that becomes payable on the applicable Reset Date will be payable to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and the Indenture.

  To exercise the Call Option with respect to any Reset Date, Goldman, Sachs & Co. must give a Call Notice to the holders of outstanding Bonds no later than the tenth Market Day prior to the Reset Date, in the manner described under "--Certain Notices" below. In the event a Call Notice is duly given, each holder will be obligated to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will be obligated to purchase from each holder, at the Face Value on the applicable Reset Date, the Bonds held of record by the holder on the Reset Date. Each such sale and purchase will be effected through the facilities of The Depository Trust Company ("DTC"), with each holder being deemed to have automatically tendered its Bonds for sale to Goldman, Sachs & Co. on the applicable Reset Date in accordance with applicable DTC procedures. Each holder's automatic tender of Bonds will be subject to the holder's receipt of payment of the Face Value of the Bonds from Goldman, Sachs & Co. on the Reset Date. Until purchased or paid by the Company, the Bonds will remain outstanding notwithstanding any exercise of the Call Option by Goldman, Sachs & Co. See "--Settlement on Exercise of the Put and Call Options."

  If the Call Option is exercised with respect to a particular Reset Date, all Bonds outstanding on the Reset Date will be subject to purchase by Goldman, Sachs & Co. as described above. This will be the case for every holder (and every beneficial owner) of Bonds outstanding on the Reset Date, including those who acquire an interest in the Bonds after the relevant Call Notice is given or who are otherwise unaware that the Call Notice has been given. This will also be the case for any Bonds that may be held by a Final Dealer (as defined below) as a result of an acquisition in connection with a prior Reset Date.

  Upon the occurrence of an Event of Default (as defined in the Indenture) and certain other circumstances, Goldman, Sachs & Co. shall be entitled to demand that the Company settle the Call Option on the terms previously agreed.

PUT OPTION

  If Goldman, Sachs & Co. does not exercise the Call Option with respect to any Reset Date, each holder of outstanding Bonds may require the Company to repurchase all of the holder's Bonds (in whole and not in part) on that Reset Date (such right, its "Put Option") at a price equal to 100% of the principal amount of the Bonds repurchased (the "Put Price"), in the circumstances described in the next paragraph. The accrued and unpaid interest on the repurchased Bonds that becomes payable on the applicable (or any prior) Reset Date will be payable by the Company to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and the Indenture. If for any reason payment of the Put Price is not made when due, the accrued interest from the Reset Date to the date payment is made would be payable by the Company as part of the Put Price.

  On each Reset Date, each holder will be deemed to have exercised its Put Option automatically for the full principal amount of the Bonds held of record by such holder on the Reset Date unless either (x) Goldman, Sachs & Co. has duly given a Call Notice with respect to the Reset Date or (y) if Goldman, Sachs & Co. does not exercise the Call Option with respect to the Reset Date,
(i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to the Reset Date, the holder gives notice to the Trustee that the holder elects not to sell any of its Bonds to the Company on the Reset Date (a "Hold Notice") and (ii) the notice is effective under the 10% Requirement described in the next paragraph. A Hold Notice must be given in the manner described under "--Certain Notices" below. Consequently, with respect to each holder and each Reset Date, if a Call Notice is not duly given by Goldman, Sachs & Co. and an effective Hold Notice is not duly given by the holder, the Company will be obligated to repurchase from the holder, and the holder will be obligated to sell to the Company, at the Put Price on the Reset Date, the Bonds held of record by the holder on the Reset Date. Each such sale and purchase will be effected through the facilities of DTC, with each holder who has not given an effective Hold Notice being deemed to have automatically tendered its Bonds for sale to the Company on the applicable Reset Date in accordance with applicable DTC procedures. If the Company is obligated to purchase any Bonds pursuant to the Put Option, the Bonds subject to purchase will remain outstanding until the Put Price (and accrued interest) in respect thereof has been paid. See "--Settlement on Exercise of the Put and Call Options."

  Notwithstanding the foregoing, no Hold Notice will be effective with respect to any Reset Date unless Hold Notices are duly given with respect to the Reset Date by the holders of record of at least 10% of the Bonds outstanding on the tenth Market Day prior to such Reset Date. The provision described in this paragraph is called the "10% Requirement." If any holder gives a Hold Notice to the Trustee when the 10% Requirement has not been satisfied, the Trustee will give written notice of that fact (a "10% Requirement Notice") to the holder and the Company not later than the close of business on the seventh Market Day before the applicable Reset Date, in the manner described under "-- Certain Notices" below.

RESET OF INTEREST RATE

  The interest rate on each Bond will be reset on each Reset Date, unless the Company is obligated to repurchase the Bond on such date (or has previously done so) pursuant to the holder's Put Option. Consequently, the interest rate on an outstanding Bond will be reset on each Reset Date on which either of the following occurs: (x) Goldman, Sachs & Co. elects to purchase all of the outstanding Bonds on the Reset Date pursuant to the Call Option or (y) Goldman, Sachs & Co. does not elect to do so, the holder elects not to exercise its Put Option with respect to the Reset Date by giving the Trustee a Hold Notice and the Hold Notice is effective under the 10% Requirement. Notwithstanding the foregoing, reset of the interest rate is subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below.

  The Company has initially appointed Goldman, Sachs & Co. as its agent for the purpose of resetting the interest rate (such agent or any successor agent, the "Calculation Agent"). If the interest rate is to be reset on any Reset Date, the Calculation Agent will effect the reset as follows.

  Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent will select three financial institutions (one of which will be Goldman, Sachs & Co. if it so requests) that deal in the Company's debt securities and have agreed to participate as reference dealers in accordance with the terms described below (the "Reference Dealers"). If Goldman, Sachs & Co. has exercised the Call Option with respect to the applicable Reset Date and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to Goldman, Sachs & Co.) that, if it is selected as the Final Dealer (as defined below), it will purchase from Goldman, Sachs & Co. on the Calculation Date for settlement on such Reset Date and at the Final Offer Price (as defined below), all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on such Reset Date. For each Reference Dealer, the Calculation Agent will request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

  On the sixth Market Day prior to the applicable Reset Date (the "Calculation Date"), the Calculation Agent will undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including such Reset Date to but excluding the next Reset Date (or, if there is no subsequent Reset Date, the Final Maturity) (each of these periods, a "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice will be given telephonically and will be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent will use reasonable efforts to adhere to these times.


    (a) At 12:00 P.M., the Calculation Agent will:

      (i) determine (or obtain from Goldman, Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the approximate two-year U.S. Treasury bond yield at or about such time, which will be expressed as a percentage (the "Designated Treasury Yield") and will be based on the then-current, two-year U.S. Treasury bond (the "Designated Treasury Bond");

      (ii) calculate and provide to the Reference Dealers, on a preliminary basis, a hypothetical price at which the Bonds might be offered for sale to a Reference Dealer on the applicable Reset Date (the "Offer Price"). The Offer Price will be expressed as a percentage of the principal amount of the Bonds and will equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The Margin will also be expressed as a percentage of the principal amount of the Bonds and will equal the present value of the absolute value of the Treasury Rate Difference applied to four semi-annual periods (i.e., two years), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate Difference" means the percentage (which may be positive or negative) equal to (x) 5.533% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

      (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price as described in paragraph
    (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "Spread"), at which such Reference Dealer would be willing to purchase on such Calculation Date for settlement on the applicable Reset Date, at the Final Offer Price, all of the Bonds then outstanding (assuming for this purpose that the Bonds will remain callable by Goldman, Sachs & Co. and, if not called, puttable by the holders every two years and will mature on the Final Maturity, all as described above). Each such firm bid is to be given on an "all-in" basis and is to remain open for at least 30 minutes after it is given.

    (b) At 12:30 P.M., the Calculation Agent will determine (or obtain from Goldman Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "Final Offer Price") and request each Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least two bids, the following will occur:

      (i) the Reference Dealer providing the bid representing the lowest all-in Spread (the "Final Spread") will be the "Final Dealer";

      (ii) if Goldman, Sachs & Co. has exercised the Call Option with respect to the applicable Reset Date, the Final Dealer will be obligated to purchase from Goldman, Sachs & Co. at the

    Final Offer Price, for settlement on such Reset Date, all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on such Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the applicable Reset Period); as described below, the Final Dealer will not be obligated to purchase any Bonds if Goldman, Sachs & Co. has not exercised the Call Option;

      (iii) the Calculation Agent will calculate and provide to the Company the "Adjusted Rate," which will be the semi-annual, bond-equivalent, fixed interest rate on the Bonds required to produce, during the applicable Reset Period, a semi-annual, bond-equivalent yield on the Bonds that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Bonds are purchased on the applicable Reset Date at the Final Offer Price and will be repurchased by the Company at par two years later; and

      (iv) the interest rate on the Bonds will be adjusted so as to equal the Adjusted Rate, effective from and including the applicable Reset Date to but excluding the next Reset Date (or, if there is no subsequent Reset Date, the Final Maturity). If Goldman, Sachs & Co. has not exercised the Call Option and any holder gives an effective Hold Notice to the Trustee, the Company will promptly give written notice of the Adjusted Rate to the holder.

As indicated above, all determinations regarding the Designated Treasury Yield and the Designated Treasury Bond with respect to any Reset Date as described in clause (a)(i) and the first sentence of clause (b) above will be made by Goldman, Sachs & Co. if another party is acting as the Calculation Agent, unless Goldman, Sachs & Co. has elected not to exercise the Call Option with respect to such Reset Date.

  If the Calculation Agent determines that, on the applicable Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or (y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to Goldman Sachs & Co. substantially as described above (a "Failed Remarketing"), the steps contemplated above will be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to Goldman, Sachs & Co. substantially as contemplated above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the applicable Calculation Date, then Goldman, Sachs & Co. will be deemed not to have exercised the Call Option, all holders will be deemed to have exercised their Put Options and the Company will repurchase all the Bonds from the holders on the applicable Reset Date at the Put Price. In these circumstances, the holders of the Bonds may not continue to hold the Bonds by giving a Hold Notice. The Calculation Agent will notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company will give notice to the holders that the Bonds will be repurchased by the Company from the holders on the applicable Reset Date at the Put Price, no later than the second Market Day prior to the Reset Date in the manner described under "--Certain Notices" below. If at any time Goldman, Sachs & Co. is not acting as Calculation Agent, then the determinations and notice to the Company described in this paragraph will be made and given by Goldman, Sachs & Co.

  "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United

States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

  There is no assurance that the Calculation Agent will receive at least two qualifying bids from Reference Dealers in connection with any particular Reset Date. All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any event has occurred or is continuing, will be made by the Calculation Agent (or Goldman, Sachs & Co., as applicable) in its sole discretion.

  If Goldman, Sachs & Co. has not exercised the Call Option with respect to the applicable Reset Date, the Final Dealer will not be obligated to purchase Bonds from any holder, and no holder will be obligated to sell Bonds to the Final Dealer. Consequently, in deciding whether to give a Hold Notice with respect to any Reset Date, holders should not assume that any dealer will be prepared to purchase their Bonds at the Final Offer Price or otherwise.

  All determinations made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described above will be final, conclusive and binding on all concerned and will not give rise to any liability on the part of the Calculation Agent (or Goldman, Sachs & Co.), the Trustee or the Company.

SETTLEMENT ON EXERCISE OF THE PUT AND CALL OPTIONS

  If the Call Option is exercised, then, on the applicable Reset Date, all beneficial interests in the Bonds will be transferred to a DTC account designated by Goldman, Sachs & Co. The transfers will be made automatically, without any action on the part of any beneficial owner, by book entry through DTC. Goldman, Sachs & Co. will be obligated to make payment of the Face Value of the Bonds to DTC, for credit to the accounts of the DTC participants through which beneficial interests in the Bonds are held, by the close of business on the applicable Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If Goldman, Sachs & Co. fails to pay the Face Value of the Bonds on the applicable Reset Date, the Call Option will be deemed not to have been exercised and the Put Option will be deemed to have been exercised with respect to all of the outstanding Bonds. In these circumstances, the holders of the Bonds may not continue to hold the Bonds by giving Hold Notices, and the Company will be obligated to pay, not later than two Business Days following the applicable Reset Date, the Put Price for the Bonds (plus accrued interest from the applicable Reset Date to the date payment is made), with settlement occurring as described in the next paragraph. In any event, the Company will remain obligated to make payment of accrued and unpaid interest due on the Bonds, with interest payable on the applicable Reset Date being payable to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and in the Indenture.

  If the Put Option is exercised, then, on the applicable Reset Date, all beneficial interests in the Bonds to be purchased will be transferred to a DTC account designated by the Company. The transfers will be made automatically, without any action on the part of any beneficial owner, by book entry through DTC. The Company will be obligated to make payment of the Put Price of the relevant Bonds to DTC, for credit to the accounts of the DTC participants through which beneficial interests in these Bonds are held, by the close of business on the applicable Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If the Company fails to pay the Put Price of the relevant Bonds on the applicable Reset Date, accrued interest from the Reset Date to the date the payment is made will be payable as part of the Put Price. With respect to all the Bonds, whether or not purchased pursuant to the Put Option, the Company will remain obligated to make payment of accrued and unpaid interest due on the Bonds, with interest payable on the applicable Reset Date being payable to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and in the Indenture.

  The transactions described above will be executed on the applicable Reset Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Bonds delivered by book entry as necessary to effect the purchases and sales thereof. The transactions will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

  The settlement procedures described above, including those for payment for and delivery of Bonds purchased by Goldman, Sachs & Co. or the Company on any Reset Date, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Bonds at the relevant time, to the extent required to facilitate these transactions in Bonds in certificated form. In addition, Goldman, Sachs & Co. and the Company may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures referred to above in order to facilitate the settlement process.

  Under the terms of the Bonds, the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Bonds in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Bonds in book-entry form and (ii) it will waive any discretionary right it otherwise may have under the Indenture to cause the Bonds to be issued in certificated form.

  For further information with respect to payments, transfers and settlement through DTC, see "--Global Securities" below.

GLOBAL SECURITIES

  Upon original issuance, the Bonds will be represented by one or more global securities (the "Global Securities") having an aggregate principal amount equal to that of the Bonds represented thereby. Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depositary (the "Depository"), and registered in the name of Cede & Co., a nominee of the Depository. The Global Securities will bear legends regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for by the Indenture.

  The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Securities Exchange Act of 1934. The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Notwithstanding any provision of the Indenture or the Bonds described herein, no Global Security may be exchanged in whole or in part for Bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such

Global Security or any nominee of the Depository unless (i) the Depository has notified the Company that it is unwilling or unable to continue as Depository for the Global Security or has ceased to be qualified to act as such as required pursuant to the Indenture or (ii) there shall have occurred and be continuing an Event of Default with respect to the Bonds represented by such Global Security. All Bonds issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depository may direct.

  As long as the Depository, or its nominee, is the registered holder of a Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Bonds represented thereby for all purposes under the Bonds and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Bonds in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Bonds represented thereby for any purpose under the Bonds or the Indenture. All payments of principal of and interest on a Global Security will be made to the Depository or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depository or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of Bonds represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, notices and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of the Company, the Trustee, the Calculation Agent (or Goldman, Sachs & Co.) or any of their respective agents will have any responsibility or liability for any aspect of the Depository's or any participant's records relating to, or for payments or notices on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN NOTICES

  With respect to any Bonds represented by a Global Security, Call Notices, 10% Requirement Notices and any other notices to be given to the holders of the Bonds will be deemed to have been duly given to the holders when given to DTC, or its nominee, in accordance with DTC's policies and procedures. The Company believes that DTC's practice is to inform its participants of any such notice it receives, in accordance with its policies and procedures. Persons who hold beneficial interests in the Bonds through DTC or its direct or indirect participants may wish to consult with them about the manner in which notices and other communications relating to the Bonds may be given and received through the facilities of DTC. Neither the Company, the Calculation Agent (nor Goldman, Sachs & Co.) nor the Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among DTC, its direct and indirect participants and the beneficial owners of the Bonds in global form.

  With respect to any Bonds not represented by a Global Security, Call Notices, 10% Requirement Notices and any other notices to be given to the holders of the Bonds will be deemed to have been duly given to the holders upon the mailing of such notices to the holders at their respective addresses as they appear on the Bond register maintained by the Company or its agent as of the close of business preceding the day notice is given.

  Neither the failure to give any notice nor any defect in any notice given to a particular holder will affect the sufficiency of any notice given to another holder.

  Hold Notices may be given by a holder to the Trustee only by facsimile transmission or by mail and MUST ACTUALLY BE RECEIVED by the Trustee at the following address no later than 10:00 A.M., New York City time, on the seventh Market Day prior to the applicable Reset Date:

    The First National Bank of Chicago
    One North State Street, 9th Floor
    Chicago, Illinois 60602
    Attention: Corporate Trust Administration
    Facsimile no.: (312) 407-1708

Hold Notices may be given with respect to a Bond only by the registered holder of the Bond. Therefore, in the case of any beneficial interest in a Bond represented by a Global Security, a Hold Notice must be given by DTC or its agent, and any owner of a beneficial interest that wants a Hold Notice to be given with respect to the interest will need to make arrangements with DTC and/or the applicable direct or indirect participants for the notice to be given in a timely manner.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  There is no specific authority concerning the U.S. federal income tax treatment of the Bonds, and there can be no assurance that the Internal Revenue Service will seek to treat the Bonds in the manner described below. Prospective purchasers should consult their own tax advisors regarding any uncertainties in the tax treatment of the Bonds.

  The following is a discussion of some ways in which the United States federal income tax consequences of ownership of a Bond may differ from the consequences of ownership of conventional bonds. It does not deal with all aspects of the tax consequences of the ownership of Bonds, however. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, current administrative pronouncements of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect.

  The following summary deals only with Bonds held as capital assets by a beneficial owner who purchases the Bonds in the initial public offering at their original issue price and who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of such trust (a "US Holder"). It does not discuss the rules that may apply to special classes of US Holders such as life insurance companies, banks, tax-exempt organizations, dealers in securities or traders in securities that elect mark-to-market accounting, persons that hold the Bonds as a hedge or hedged against interest rate risks or as part of a "straddle" or "conversion" transaction, or persons whose functional currency is not the U.S. dollar. This summary also assumes that the Bonds will be issued for an amount equal to their principal amount.

  In general, a US Holder will only include in income the interest actually received on a Bond. Moreover, it would probably be reasonable for such a US Holder to account for income from a Bond as if the US Holder had purchased, for the amount paid for the Bond, a bond that pays interest at a fixed rate equal to the fixed rate set forth on the cover page that is due to mature on the first Reset Date.

  A US Holder might be required, however, to include interest in income from a Bond as "original issue discount", rather than as "qualified stated interest". The practical consequence of this would be that a holder who otherwise accounts for the receipt of interest income on a cash basis would be required to account for interest from the Bond on an accrual basis (i.e., in the case of an interest period straddling a year-end, a holder would be required to include interest in income in the year in which the interest accrued, rather than the year in which interest was received). The US Holder would also not be entitled to rely on the original issue discount "de minimus" to ignore a de minimus excess of principal amount over the original issue price.

  A US Holder might also be treated as having (i) purchased a Bond for an amount equal to its fair market value on the original issue date, and (ii) effectively sold the Call Option to Goldman Sachs & Co. for an amount equal to the excess of such fair market value over the principal amount of the Bond (the "Premium"). However, a US Holder that purchased a Bond for an amount equal to its principal amount would not therefore recognize net gain or loss upon the exercise of the Put Option or Call Option, assuming that the holder had not made an election to amortize bonds purchased at a premium.

  If the holder had made an election to amortize bonds purchased at a premium, the holder might effectively be able to reduce interest income accrued over the life of the Bond by an amount not in excess of the Premium. Such "amortization" of the Premium would reduce the holders' basis in the Bond, however, and the holder would therefore recognize an offsetting capital gain equal to the amount of such amortization when the holder disposed of the Bond pursuant to the Put Option or the Call Option.

  The Bonds might also be subject to certain rules governing the treatment of bonds providing for contingent payments. The practical consequence is that gain from the sale of a Bond would be treated as ordinary income, rather than as capital gain, and a US Holder would likewise be permitted to treat loss from the sale of a Bond as ordinary loss, rather than capital loss, to the extent not in excess of previously accrued interest income. Gain from the sale of a Bond might also be treated, in whole or in part, as ordinary income under certain rules relating to "conversion transactions", or as short-term capital gain by operation of certain rules relating to "straddles".

  A US Holder might be able to avoid the treatments described in the three preceding paragraphs by electing to treat the Bond and the Call Option as a single instrument for U.S. tax purposes under the "integration" rules of Treas. Reg. Section 1.1275-6. US Holders should consult their tax advisors concerning satisfaction of the identification requirements for making this election, which are set out in Treas. Reg. Section 1.1276-6(e). These requirements must be satisfied on or before the date on which the US Holder acquires the Bond.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Pricing Agreement (which incorporates by reference the terms of the Underwriting Agreement), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of the Bonds set forth opposite its name below.

                                                                PRINCIPAL AMOUNT
                           UNDERWRITER                              OF BONDS
                           -----------                          ----------------
   Goldman, Sachs & Co. .......................................   $325,000,000
   Lehman Brothers Inc. .......................................    125,000,000
   Artemis Capital Group, Inc. ................................     25,000,000
   The Williams Capital Group, L.P.............................     25,000,000
                                                                  ============
     Total.....................................................   $500,000,000

  Under the terms and conditions of the Pricing Agreement, the Underwriters are committed to take and pay for all of the Bonds, if any are taken.

  The Underwriters propose to offer the Bonds in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.150% of the principal amount of the Bonds. The Underwriters may allow, and such dealers may reallow, a concession not to exceed 0.125% of the principal amount of the Bonds to certain brokers and dealers. After the Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Bonds are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Bonds.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  In consideration of the Call Option it will receive with respect to the Bonds as described herein, Goldman, Sachs & Co. will pay the Company an amount equal to 4.018% of the principal amount of the Bonds. This payment will be made when the Underwriters pay the purchase price for the Bonds.

  In connection with the offering, the Underwriters may purchase and sell the Bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Bonds; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Bonds than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Bonds sold in the offering may be reclaimed by the Underwriters if the Bonds are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Bonds, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                             VALIDITY OF THE BONDS

  The validity of the Bonds offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas, and for the Underwriters by Sullivan & Cromwell, New York, New York.

                             WAL-MART STORES, INC.

                                DEBT SECURITIES

  Wal-Mart Stores, Inc. ("Wal-Mart" or the "Company") may from time to time offer its debt securities ("Debt Securities") up to an aggregate initial offering price not to exceed $1,000,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies), in separate series, in amounts and at prices and on terms to be determined at the time of the sale. The Debt Securities may be denominated in U.S. dollars or in any other currency, currency units or composite currencies as may be designated by the Company.

  The designation, aggregate principal amount, maturity date, public offering price, interest rate or rates (which may be fixed or variable) or the method by which such rate or rates are determined and timing of payments of interest, if any, provision for redemption, sinking fund requirements, if any, any other variable terms and the method of distribution in connection with the offering of Debt Securities in respect of which this Prospectus is being delivered, will be set forth in a Prospectus Supplement relating thereto. The Prospectus Supplement will contain information, where applicable, relating to certain United States federal income taxes relating to, and any listing on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               ----------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION NOR HAS  THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE

                               ----------------

  The Company may sell Debt Securities to or through underwriters or groups of underwriters or dealers, and also may sell Debt Securities to one or more other purchasers, directly or through agents. See "Plan of Distribution." The Prospectus Supplement relating to each offering of Debt Securities will set forth the names of any underwriters, dealers or agents involved in the sale of any Debt Securities offered thereunder, the principal amounts to be purchased by those underwriters and any compensation to be paid to those underwriters, dealers or agents.

                               ----------------

                 The date of this Prospectus is June 2, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
   Available Information...................................................   3
   Incorporation of Certain Documents by Reference.........................   4
   The Company.............................................................   5
   Ratio of Earnings to Fixed Charges......................................   5
   Use of Proceeds.........................................................   5
   Description of the Debt Securities......................................   6
   Certain Income Tax Considerations.......................................  10
   Plan of Distribution....................................................  11
   Legal Matters...........................................................  11
   Experts.................................................................  12
   Special Note Regarding Forward-Looking Statements.......................  13

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at its principal office in Washington, D.C. The Commission maintains a site on the World Wide Web that contains documents filed electronically with the Commission. The address of the Commission's web site is http://www.sec.gov, and the materials filed electronically by the Company may be inspected at such site. In addition, the materials filed by the Company at the New York Stock Exchange may be inspected at the Exchange's offices, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), concerning the Debt Securities. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any document are summaries of such documents and are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being hereby qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, is on file at the offices of the Commission and may be inspected and copied as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-6991) pursuant to the Exchange Act are incorporated herein by reference: The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

  All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement or this Prospectus except as that statement is so modified or superseded.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge, to any person to whom this Prospectus is delivered, upon written or oral request to: Allison D. Garrett, Assistant Secretary, Wal-Mart Stores, Inc., Corporate Offices, 702 S.W. Eighth Street, Bentonville, Arkansas 72716, telephone number (501) 273-4505.

                                  THE COMPANY

  The Company is the world's largest retailer as measured by total revenues. It is principally engaged in the operation of mass merchandising stores that serve its customers primarily through the operation of three segments. The Wal-Mart Stores segment includes the Company's discount stores and Supercenters in the United States. The Sam's Clubs segment includes the warehouse membership clubs in the United States. The international segment of the Company's business includes all of the Company's operations in Argentina, Brazil, Canada, China, Germany, Mexico and Puerto Rico. At January 31, 1998, the Company operated 1,921 discount stores, 441 Supercenters, and 443 Sam's Clubs in the United States, and it had operations in all 50 states. At that date, the Company also operated nine units in Argentina, eight units in Brazil, 144 units in Canada, three units in China, 21 units in Germany, 402 units in Mexico and 14 units in Puerto Rico. The units operated by the Company's international segment represent a variety of retail formats. The Company maintains its principal offices at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Its telephone number there is (501) 273-4000.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of the Company's earnings to fixed charges for the periods indicated:

                             YEAR ENDED JANUARY 31,
      ----------------------------------------------------------------------------------------------------
      1994             1995                      1996                      1997                      1998
      -----            -----                     -----                     -----                     -----
      5.16X            4.62X                     4.15X                     4.59X                     5.33X

  For the purpose of computing the ratios of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consists of interest, capitalized interest and the portion of rentals for real and personal property deemed representative of the interest factor. The ratios of earnings to fixed charges and preferred stock dividends are not disclosed as the Company has no shares of preferred stock outstanding.

                                USE OF PROCEEDS

  Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used (i) to repay short-term borrowings incurred for the acquisition of land and the construction of stores and other facilities, and (ii) to meet other general working capital requirements. Pending such application, such net proceeds may be invested in short-term marketable securities. Specific information about the use of proceeds from the sale of Debt Securities will be set forth in the applicable Prospectus Supplement. The Company may from time to time incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

                      DESCRIPTION OF THE DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of April 1, 1991, as supplemented by a Supplemental Indenture dated as of September 9, 1992 (together, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). A copy of such Indenture is filed as an exhibit to the Registration Statement. The following statements relating to the Debt Securities and the Indenture are summaries of provisions contained therein and do not purport to be complete. The provisions of the Indenture referred to in the following summaries, whether to Articles or Sections or defined terms, are incorporated herein by reference and the summaries are qualified in their entirety thereby. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Indenture. Section numbers set forth below refer to provisions of the Indenture.

  The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement relating to the Debt Securities offered thereby.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated debt of the Company.

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. The Prospectus Supplement will describe the following terms of each series of Debt Securities: (1) the title of the Debt Securities; (2) the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities will mature;
(4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion will be determined;
(5) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue and the dates on which such interest, if any, on the Debt Securities will be payable and the record dates with respect to such interest payment dates; (6) the place or places where the principal of and premium, if any, and interest on the Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations (which may include other currencies or units based on, or relating to, currencies) in which the Debt Securities will be issuable; (10) the currency of payment of principal of and premium, if any, and interest on, the Debt Securities; (11) any index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) used to determine the amount of payment of principal of, premium, if any, and interest on, the Debt Securities and the manner in which such amounts shall be determined; (12) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon the declaration of acceleration of the maturity thereof; (13) whether the Company or a holder may elect payment of the principal of, premium, if any, or interest on, such Debt Securities in a currency, currencies, currency unit or units or composite currency other than that in which such Debt Securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which such Debt Securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which Debt Securities are to be payable; (14) whether such Debt Securities will be issued in certificated or book-entry form; (15) the applicability, if any, of the defeasance provisions described herein, or any modification thereof; and (16) any other specific terms of such Debt Securities.

  If any series of Debt Securities are sold for, or are payable in, or denominated in, one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to such series of Debt Securities and such currencies, currencies units or composite currencies shall be set forth in the Prospectus Supplement relating thereto.

  The Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

CERTAIN COVENANTS OF THE COMPANY

  The covenants contained in the Indenture and any series of Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

  Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any subsidiary to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, deed of trust, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined) of the Company or of any subsidiary or any shares of stock or indebtedness of any subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with such Debt. The foregoing restriction does not apply to (i) mortgages on any property acquired, constructed or improved by the Company or any subsidiary after January 31, 1991, which are created or assumed within 60 months after such acquisition, or completion of such construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangement entered into within such 60-month period) to secure or provide for the payment of the purchase price or cost thereof, or mortgages existing on any property at the time of its acquisition; (ii) mortgages existing on any property acquired from a corporation merged with or into the Company or a subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a subsidiary; (iv) mortgages to secure Debt of a subsidiary to the Company or to another subsidiary; (v) mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages; or (vi) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses
(i) to (v), inclusive, or in this clause (vi) or any mortgages existing on January 31, 1991. Such restriction does not apply to the issuance, assumption or guarantee by the Company or any subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company and its subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions (as defined) existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of certain long-term indebtedness or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause

(i) above), does not exceed the greater of 10% of Consolidated Net Tangible Assets (as defined) or 15% of Consolidated Capitalization (as defined) (Section 3.03).

  Restrictions on Sale and Lease-back Transactions. Sale and Lease-back Transactions by the Company or any subsidiary of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries) unless the net proceeds of such Sale and Lease-back Transaction are at least equal to the sum of all costs incurred by the Company in connection with the acquisition of, and construction of any improvement on, the Operating Property to be leased and either (a) the Company or such subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Debt Securities pursuant to clause
(i) under "Restrictions on Liens" or (b) the Value thereof would be an amount permitted under the last sentence under "Restrictions on Liens" or (c) the Company applies an amount equal to the sum of all costs incurred by the Company in connection with the acquisition of, and the construction of any improvements on, such property (i) to the payment or other retirement of certain long-term indebtedness of the Company or a subsidiary or (ii) to the purchase of Operating Property (other than that involved in such Sale and Lease-back Transaction) (Section 3.04).

  Definitions (Section 1.01). The term "Consolidated Capitalization" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries, less the following: (1) current liabilities; and (2) deferred income taxes.

  The term "Consolidated Net Tangible Assets" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries less the following: (1) current liabilities; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned subsidiary of the Company.

  The term "Operating Property" is defined to mean any manufacturing or processing plant, office facility, retail store, wholesale club, Supercenter, hypermart, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any subsidiary and having a book value on the date as of which the determination is being made of more than
 .60% of Consolidated Net Tangible Assets; provided, however, that separate items of equipment with an aggregate book value in excess of $200,000,000 that are secured pursuant to the same financing transaction shall constitute one "Operating Property."

  The term "Sale and Lease-back Transaction" shall mean any arrangement with any person providing for the leasing to the Company or any subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries), which Operating Property has been or is to be sold or transferred by the Company or such subsidiary to such person.

  The term "Value" is defined to mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the sum of all costs of the Company incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Company at the time of entering into such Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  An Event of Default with respect to any series of Debt Securities is defined in the Indenture as a default in payment of principal or premium, if any, at maturity; a default for 30 days in payment of any interest; a failure by the Company for 60 days after notice to perform any other of the covenants or agreements in the Indenture; a default in the payment of any indebtedness of the Company or acceleration of any such indebtedness under the terms of the instrument under which such indebtedness is issued, if such default in payment is not cured or such acceleration is not annulled within 10 days after written notice; certain events in bankruptcy, insolvency or reorganization of the Company; or any other Event of Default provided with respect to any series of Debt Securities (Section 5.01).

  The Indenture provides that if an Event of Default shall have occurred and be continuing with respect to any series of Debt Securities and be continuing, either the Trustee or the holders of 25% in principal amount then outstanding of the Debt Securities of that series may declare the principal of all the Debt Securities to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal or interest on the Debt Securities) may be waived by the holders of a majority in principal amount then outstanding of the Debt Securities of that series (Sections 5.01 and 5.06).

  The Indenture requires the Company to file annually with the Trustee a certificate either stating the absence of any default or specifying any default that exists (Section 3.09). The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment of principal and premium, if any, or interest on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only shall mean the occurrence of any of the Events of Default specified above excluding any grace periods (Section 5.07).

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series before proceeding to exercise any right or power under the Indenture at the request of such holders (Section 6.02). The Indenture provides that the holders of a majority in principal amount of each series of outstanding Debt Securities may direct, with regard to such series, the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or if the Trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability (Section 5.06).

MODIFICATION OF THE INDENTURE

  The Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding affected thereby, may execute supplemental indentures amending, changing or eliminating the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Debt Securities; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Securities so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the affected Debt Securities then outstanding (Section 9.02).

Under certain circumstances, the holders of a majority in aggregate principal amount of each series of Debt Securities may waive all defaults and rescind and annul a declaration that such series of Debt Securities have become due and payable and the consequences of such a declaration (Section 5.01).

DEFEASANCE OF OFFERED DEBT SECURITIES IN CERTAIN CIRCUMSTANCES

  The Indenture provides that the Board of Directors of the Company may provide by resolution that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series upon the deposit with the Trustee, in trust, of money and/or obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities of such series (Section 11.05).

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. The Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specified terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

CONCERNING THE TRUSTEE

  The First National Bank of Chicago, a national banking association with its principal offices in Chicago, Illinois, is the Trustee under the Indenture and will also serve as Paying Agent and Registrar. The Trustee also serves as trustee under an indenture dated as of December 1, 1986 covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner-trustees of approximately 24 Sam's Clubs store properties which are leased to the Company. The Company has issued notes in the aggregate principal amount of $1,000,000,000 under the Indenture as originally executed and, as of the date of this Prospectus, $4,750,000,000 under the Indenture as supplemented. First Chicago Leasing Corporation, an affiliate of the Trustee, established a business trust which purchased 15 Wal-Mart discount department stores for $53,661,785 and leased the stores back to the Company for an initial term of 20 years in a transaction which was consummated on December 22, 1992. It is probable that the Company will also maintain banking relationships in the ordinary course of business with the Trustee.

                       CERTAIN INCOME TAX CONSIDERATIONS

  The applicable Prospectus Supplement will describe the principal United States federal income tax considerations applicable to a United States Investor of acquiring, owning and disposing of Debt Securities, including any such considerations relating to (a) principal (and premium, if any) and interest payable with respect to the Debt Securities, in a currency other than the United States dollar, (b) the issuance of Debt Securities with "original issue discount" (as defined for United States federal income tax purposes), if applicable, and (c) the inclusion of any special terms in Debt Securities that may have a material effect for United States federal income tax purposes.

                             PLAN OF DISTRIBUTION

GENERAL

  The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

  Offers to purchase Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Debt Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Debt Securities Act may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

  If an underwriter or underwriters are utilized in the sales, the Company will execute an underwriting agreement with such underwriters at the time of sale of them and the name of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

  Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Debt Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions that (a) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

                                 LEGAL MATTERS

  The legality of the Debt Securities offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P.

                                    EXPERTS

  The consolidated financial statements of Wal-Mart Stores, Inc. and subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be included under "The Company" and "Use of Proceeds" among other places, and in certain portions of the Company's reports, proxy statements, information statements and other information incorporated herein by reference. Such forward-looking statements may include statements that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), expansion and other development trends of industry segments in which the Company is active, business strategy, expansion and growth of the Company's business and operations and other such matters. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by or on behalf of the Company. Many of these factors have previously been identified in filings or statements made by or on behalf of the Company.

  All phases of the Company's operations are subject to influence outside its control. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, inflation, consumer debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, interest rate fluctuations and other capital market conditions. Forward-looking statements made by or on behalf of the Company are based on a knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company assumes no obligation to update any such forward-looking statements.

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 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION
OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THE PROSPECTUS SUPPLEMENT OR AN OFFER TO ANY
PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Use of Proceeds............................................................ S-3
Capitalization ............................................................ S-3
Description of Bonds ...................................................... S-4
Certain Federal Income Tax Considerations ................................. S-12
Underwriting .............................................................. S-14
Validity of the Bonds ..................................................... S-14

                                  PROSPECTUS

Available Information .....................................................    3
Incorporation of Certain Documents by Reference ...........................    4
The Company ...............................................................    5
Ratio of Earnings to Fixed Charges.........................................    5
Use of Proceeds ...........................................................    5
Description of the Debt Securities ........................................    6
Certain Income Tax Considerations..........................................   10
Plan of Distribution ......................................................   11
Legal Matters .............................................................   11
Experts ...................................................................   12
Special Note Regarding Forward-Looking Statements..........................   13

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                                 $500,000,000

                             WAL-MART STORES, INC.

                       PUTTABLE RESET SECURITIES PURS SM
                               DUE JUNE 1, 2018


                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------


                             GOLDMAN, SACHS & CO.

                                LEHMAN BROTHERS

                          ARTEMIS CAPITAL GROUP, INC.

                       THE WILLIAMS CAPITAL GROUP, L.P.

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